CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated January 3, 2013, on the financial statement of OnTrack Core Fund (the “Fund”),  a series of Advisors Preferred Trust, as of December 31, 2012, and to all references to our firm included in or made a part of this Pre-Effective Amendment under the Securities Act of 1933 and Pre-Effective Amendment under the Investment Company Act of 1940 to the Advisors Preferred Trust Registration Statement on Form N-1A.

/s/ COHEN FUND AUDIT SERVICES, LTD.

Cleveland, Ohio

January 11, 2013